UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C.  20549




                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)  July 27, 1998


                          AMC ENTERTAINMENT INC.
          (Exact name of registrant as specified in its charter)


        DELAWARE                1-8747            43-1304369
(State or other jurisdiction (Commission         (IRS Employer
       of incorporation)     File Number)    Identification No.)





     106 W. 14TH  STREET, KANSAS CITY, MO             64105-1977
        (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code      (816) 221-4000

Item 5.  Other Events

     On July 27, 1998, in the United States District Court for the Northern District of California, Drexler Technology Corporation filed an action against each of Sony Corporation and its affiliated companies and Dolby Laboratories, Inc., and has included as defendants various motion picture distributors and exhibitors, including American Multi-Cinema, Inc. ("AMC") a wholly-owned subsidiary of AMC Entertainment Inc. (the "Company"), Drexler Technology Corp. v. Sony corp. et al, C98-02936, and Drexler Technology Corp. v. Dolby Labs. et al, C98-02935. These actions allege infringement of two patents relating to optical data storage and retrieval systems, which are allegedly infringed by the encoding of digital sound on motion picture films. These infringement allegations are based on the production, distribution and exhibition of film with Sony Dynamic Digital Sound (SDDS) or Dolby Digital technology. Plaintiff seeks an injunction against continued use of this technology and also seeks damages.

      AMC currently utilizes SDDS systems with respect to 2,338 of its screens and owns 136 portable systems employing Dolby Digital technology. Pursuant to AMC's contractual arrangements with Sony Cinema Products Corporation ("Sony Cinema"), a subsidiary of Sony Corporation of America, Sony Cinema is obligated to indemnify, defend and hold harmless AMC from and against any and all liabilities, damages, losses, costs and expenses (including attorneys' fees) suffered or incurred by AMC in connection with any third party claim for alleged infringement of any patent, trademark or similar right relating to the SDDS systems. The agreement with Sony Cinema provides that Sony Cinema at its expense and option, shall (i) settle or defend against such a claim, (ii) procure for AMC the right to use the SDDS systems in a manner that will cause them to perform as originally intended under the agreement between AMC and Sony Cinema; (iii) replace or modify the SDDS systems to avoid infringement; or (iv) remove the SDDS systems from AMC's facilities (at such time and in such manner as to not disrupt AMC's business operations) and refund to AMC the purchase price less depreciation. The Company does not have similar contractual rights with respect to the Dolby systems, however, these systems represent only approximately 6% of the digital sound systems used by the Company. As a result, although no assurance can be given, the Company believes that these actions will not have a material adverse effect on the Company's financial condition, liquidity or results of operations.

                                SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMC ENTERTAINMENT INC.



Date:  August 5, 1998                By:  /s/ Richard L. Obert
                                          Richard L. Obert
                                          Senior Vice President and
                                          Chief Accounting and
                                          Information Officer